First Quarter 2026 Earnings Results April 28, 2026

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•First quarter sales were $1,659 million, up eight percent compared to last year.
•First quarter reported diluted loss per share was $0.83; adjusted diluted net income per share was $0.13.
•Primary factors affecting first quarter sales were higher shipments coupled with positive price and lower promotions.
•First quarter market share gains in off-road vehicles (ORV) and snowmobiles.
•Total Polaris retail sales for the quarter, excluding Youth, were up one percent versus last year. ORV retail sales were up three percent, excluding Youth.
•Polaris reaffirmed full year 2026 guidance provided on March 3, 2026.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended March 31, 2026	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$1,658.7	8%
Gross profit margin	20.2%	+423 bps	20.5%	+389 bps
Total operating expenses	$390.0	29%
Net (loss) income attributable to Polaris	$(47.4)	29%	$7.5	NM
Net (loss) income attributable to Polaris margin . . . . . . . . . . . .	(2.9)%	+149 bps
Adjusted EBITDA margin*			6.2%	+277 bps
Diluted EPS attributable to Polaris	$(0.83)	29%	$0.13	NM

NM = Not meaningful
*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
"We delivered a strong start to 2026, driven by 8% sales growth, earnings ahead of expectations, continued share gains in ORV and Snow, and meaningful margin expansion despite a dynamic macro environment. These results reflect the focus and disciplined execution of the Polaris team. With a clear strategy, an industry‑leading portfolio of innovative products, and a continued emphasis on operational efficiency, we believe Polaris is well positioned to serve our dealers and customers while driving profitable growth and long‑term shareholder value."

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (April 28, 2026) - Polaris Inc. (NYSE: PII) (the "Company") today released first quarter 2026 results. For the first quarter, the Company reported worldwide sales of $1,659 million, up eight percent versus the first quarter of 2025. North America sales of $1,426 million represented 86 percent of total Company sales and increased 10 percent from $1,290 million in the first quarter of 2025. International sales of $233 million represented 14 percent of total Company sales and decreased five percent versus the first quarter of 2025. Total Company sales in the first quarter of 2026 were impacted by higher shipment volumes and positive net price.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

First Quarter 2026 Earnings Results
Gross profit margin increased 423 basis points to 20.2 percent for the first quarter, as compared to the first quarter of 2025. Adjusted gross profit margin of 20.5 percent increased 389 basis points primarily driven by positive contributions from mix, net price and operational efficiencies offsetting higher tariff expense compared to the first quarter of 2025.

Operating expenses were $390 million in the first quarter of 2026 compared to $303 million in the first quarter of 2025 primarily due to timing of planned general and administrative expenses. Operating expenses as a percentage of sales were 23.5 percent, up 377 basis points in the first quarter of 2026 compared to the first quarter of 2025.

For the first quarter, net loss attributable to Polaris was $47 million, or $0.83 net loss per diluted share, compared to net loss attributable to Polaris of $67 million, or $1.17 net loss per diluted share in the first quarter of 2025. Adjusted net income attributable to Polaris for the quarter was $8 million and adjusted EPS was $0.13.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q1 2026	Q1 2025	Change	Q1 2026	Q1 2025	Change
Polaris Powersports	$1,419.2	$1,239.7	14%	20.9%	16.6%	+422 bps
Marine	$125.3	$115.4	9%	13.0%	12.4%	+64 bps
Aixam & Goupil	$66.7	$61.1	9%	28.6%	25.7%	+294 bps
Corporate	$47.5	$119.6	NM

Polaris Powersports segment results were primarily driven by these factors:
•Sales were driven by higher shipment volumes and positive net price.
•PG&A sales increased 14 percent.
•Gross profit margin performance was driven by positive product mix and operational efficiencies offsetting higher tariff expense.
•Polaris North America ORV unit retail sales were up three percent. Estimated North America industry ORV unit retail sales were up low-single digits percent.

Marine segment results were primarily driven by these factors:
•Sales were driven by positive product mix within the pontoon business and positive net price.
•Gross profit margin performance was impacted by positive product mix.

Aixam & Goupil segment results were primarily driven by these factors:
•Sales were driven by higher volumes and positive product mix.
•PG&A sales increased 18 percent.
•Gross profit margin performance was driven by positive product mix.

Corporate includes results related to previously divested businesses and transition services and supply agreements. Corporate sales decreased for the quarter as a result of the Indian Motorcycle divestiture on February 2, 2026.

2026 BUSINESS OUTLOOK
The Company is reaffirming 2026 full year adjusted sales and adjusted EPS guidance. The Company expects 2026 adjusted sales to be between $7.15 billion to $7.30 billion and adjusted EPS of $1.60 to $1.70.

The Company has not provided a reconciliation of guidance for adjusted earnings per share in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

First Quarter 2026 Earnings Results

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contains certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income (loss) before income taxes, net income (loss) attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA margin, and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2026 first quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 5197203. A replay of the webcast will be available by accessing the same link on our website at ir.polaris.com or by phone dialing 1-877-344-7529 in the U.S., or 1-412-317-0088 internationally using access code 7781855.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) has been defining and redefining outdoor adventure since 1954. Polaris delivers industry-shaping off-road vehicles, snowmobiles, boats, military, quadricycles, and commercial transportation vehicles, along with an expansive portfolio of parts, garments, and accessories. Its lineup includes some of the most iconic brands in powersports including the RANGER, RZR, Polaris XPEDITION, Bennington pontoons, Slingshot, and more. Headquartered in Minnesota and serving customers in nearly 100 countries, Polaris continues to set the standard for performance, quality, and unmatched service. Explore more at www.polaris.com.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2026 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; freight and tariff costs (including tariff relief or ability to mitigate tariffs, particularly in light of policies of the current presidential administration and retaliatory actions in response thereto); the Company’s ability to derive the expected benefits from the Indian Motorcycle separation including the separation being accretive, within the expected timeline or at all; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only Polaris Powersports and Marine in North America, unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

First Quarter 2026 Earnings Results

CONSOLIDATED STATEMENTS OF LOSS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended March 31,
	2026	2025
Sales	$1,658.7	$1,535.8
Cost of sales	1,323.9	1,290.8
Gross profit	334.8	245.0
Operating expenses:
Selling and marketing	113.6	117.6
Research and development	82.3	82.9
General and administrative	162.5	102.7
Loss on disposal groups	31.6	—
Total operating expenses	390.0	303.2
Income from financial services	16.1	22.1
Operating loss	(39.1)	(36.1)
Non-operating expense:
Interest expense	30.4	34.1
Other (income) expense, net	(11.8)	0.9
Loss before income taxes	(57.7)	(71.1)
Benefit for income taxes	(10.5)	(4.4)
Net loss	(47.2)	(66.7)
Net income attributable to noncontrolling interest	(0.2)	(0.1)
Net loss attributable to Polaris Inc.	$(47.4)	$(66.8)

Net loss per share attributable to Polaris Inc. common shareholders:
Basic	$(0.83)	$(1.17)
Diluted	$(0.83)	$(1.17)
Weighted average shares outstanding:
Basic	57.4	56.9
Diluted	57.4	56.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

First Quarter 2026 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	March 31, 2026	March 31, 2025

Assets
Current assets:
Cash and cash equivalents	$282.0	$291.7
Trade receivables, net	249.0	211.3
Inventories, net	1,567.5	1,748.0
Prepaid expenses and other	434.0	313.5
Income taxes receivable	35.7	29.2
Current assets held for sale	21.8	—
Total current assets	2,590.0	2,593.7
Property and equipment, net	996.0	1,159.0
Investment in finance affiliate	133.8	141.1
Deferred tax assets	521.1	379.2
Goodwill and other intangible assets, net	795.0	933.4
Operating lease assets	113.1	123.7
Other long-term assets	92.5	120.3
Total assets	$5,241.5	$5,450.4
Liabilities and Equity
Current liabilities:
Current financing obligations	$34.8	$434.3
Accounts payable	833.5	723.6
Accrued expenses	1,226.1	1,115.7
Other current liabilities	33.0	37.9
Current liabilities held for sale	6.5	—
Total current liabilities	2,133.9	2,311.5
Long-term financing obligations	2,056.2	1,621.4
Other long-term liabilities	290.5	282.4
Total liabilities	$4,480.6	$4,215.3
Deferred compensation	5.8	4.5
Equity:
Total shareholders’ equity	750.4	1,226.4
Noncontrolling interest	4.7	4.2
Total equity	755.1	1,230.6
Total liabilities and equity	$5,241.5	$5,450.4

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 5

First Quarter 2026 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Three months ended March 31,
	2026	2025
Operating Activities:
Net loss	$(47.2)	$(66.7)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	63.2	73.4
Noncash compensation	20.7	12.6
Noncash income from financial services	(9.7)	(11.7)
Deferred income taxes	4.3	5.6
Loss on disposal groups	31.6	—
Other, net	1.6	(0.5)
Changes in operating assets and liabilities:
Trade receivables	(17.1)	(15.0)
Inventories	(173.0)	1.2
Accounts payable	47.5	158.4
Accrued expenses	(137.1)	(151.8)
Income taxes payable/receivable	(40.3)	(15.9)
Prepaid expenses and other, net	(64.7)	93.6
Net cash (used for) provided by operating activities	(320.2)	83.2
Investing Activities:
Purchase of property and equipment, net	(29.7)	(35.6)
Distributions from (investment in) finance affiliate, net	7.4	7.3
Investments in other affiliates	(20.0)	—
Sale of business	(79.3)	—
Net cash used for investing activities	(121.6)	(28.3)
Financing Activities:
Borrowings (repayments) under revolving loan facility, net	558.6	(11.4)
Repayments under financing obligations	(6.7)	(6.9)
Repurchase and retirement of common shares	(9.2)	(2.4)
Cash dividends to shareholders	(38.7)	(37.5)
Cash dividend to noncontrolling interest	—	(0.1)
Proceeds from stock issuances under employee plans	2.6	1.4
Net cash provided by (used for) financing activities	506.6	(56.9)
Impact of currency exchange rates on cash balances	(2.9)	6.1

Net increase in cash, cash equivalents and restricted cash	61.9	4.1
Cash, cash equivalents and restricted cash at beginning of period	236.3	303.0
Cash, cash equivalents and restricted cash at end of period	$298.2	$307.1

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$282.0	$291.7
Other long-term assets	16.2	15.4
Total	$298.2	$307.1

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 6

First Quarter 2026 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended March 31,
	2026	2025
Sales	1,658.7	1,535.8
Product wind downs (2)	—	0.5
Adjusted sales	1,658.7	1,536.3

Gross profit	334.8	245.0
Restructuring (1)	5.5	1.8
Product wind downs (2)	—	8.6
Adjusted gross profit	340.3	255.4

Gross profit margin	20.2%	16.0%
Adjusted gross profit margin	20.5%	16.6%

Loss before income taxes	(57.7)	(71.1)
Restructuring (1)	9.2	4.0
Product wind downs (2)	—	8.9
Intangible amortization (3)	4.4	4.4
Class action litigation expenses (5)	1.4	3.4
Investment impairment (6)	2.2	—
Distressed supplier support payments (7)	22.5	—
Loss on disposal groups (8)	31.6	—
Adjusted income (loss) before income taxes	13.6	(50.4)

Net loss attributable to Polaris Inc.	(47.4)	(66.8)
Restructuring (1)	7.1	2.9
Product wind downs (2)	—	6.8
Intangible amortization (3)	3.4	3.4
Class action litigation expenses (5)	1.0	2.6
Investment impairment (6)	2.2	—
Distressed supplier support payments (7)	17.1	—
Loss on disposal groups (8)	24.1	—
Adjusted net income (loss) attributable to Polaris Inc.(9)	7.5	(51.1)

Diluted EPS attributable to Polaris Inc.	$(0.83)	$(1.17)
Restructuring (1)	0.12	0.05
Product wind downs (2)	—	0.12
Intangible amortization (3)	0.06	0.06
Class action litigation expenses (5)	0.02	0.04
Investment impairment (6)	0.04	—
Distressed supplier support payments (7)	0.30	—
Loss on disposal groups (8)	0.42	—
Adjusted EPS attributable to Polaris Inc. (9)	$0.13	$(0.90)

Adjusted sales	$1,658.7	$1,536.3

Net loss	$(47.2)	$(66.7)
Benefit for income taxes	(10.5)	(4.4)
Interest expense	30.4	34.1
Depreciation	58.6	67.4
Intangible amortization (4)	4.6	6.0
Restructuring (1)	9.2	4.0
Product wind downs (2)	—	8.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 7

First Quarter 2026 Earnings Results

Class action litigation expenses (5)	1.4	3.4
Investment impairment (6)	2.2	—
Distressed supplier support payments (7)	22.5	—
Loss on disposal groups (8)	31.6	—
Adjusted EBITDA	$102.8	$52.7
Adjusted EBITDA Margin	6.2%	3.4%

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs
(3) Represents amortization expense for intangible assets acquired through business combinations
(4) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(5) Represents adjustments for certain class action litigation-related expenses
(6) Represents impairment charges related to a strategic investment held by the Company
(7) Represents charges attributable to payments made in support of a distressed supplier
(8) Represents the loss associated with the separation of the Company's Indian Motorcycle business, as well as impairment and other charges recorded to report certain held for sale assets at fair value less an amount of estimated transaction costs
(9) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2026 and 2025, except for non-deductible items

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 8

First Quarter 2026 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Three months ended March 31,
	2026	2025

Net cash (used for) provided by operating activities	$(320.2)	$83.2
Purchase of property and equipment, net	(29.7)	(35.6)
Distributions from (investment in) finance affiliate, net	7.4	7.3
Adjusted free cash flow	$(342.5)	$54.9

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended March 31,
SEGMENT GROSS PROFIT	2026	2025
Polaris Powersports segment gross profit	$296.0	$206.3
Restructuring (1)	5.1	1.8
Adjusted Polaris Powersports segment gross profit	301.1	208.1

Marine segment gross profit	16.3	14.3
No adjustment	—	—
Adjusted Marine segment gross profit	16.3	14.3

Aixam & Goupil segment gross profit	19.1	15.7
No adjustment	—	—
Adjusted Aixam & Goupil segment gross profit	19.1	15.7

Corporate gross profit	3.4	8.7
Restructuring (1)	0.4	—
Product wind downs (2)	—	8.6
Adjusted Corporate gross profit	3.8	17.3

Total gross profit	334.8	245.0
Restructuring (1)	5.5	1.8
Product wind downs (2)	—	8.6
Adjusted total gross profit	$340.3	$255.4

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9

First Quarter 2026 Earnings Results

NON-GAAP ADJUSTMENTS
First Quarter 2026 Results

Restructuring Costs
The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business. For the first quarter of 2026, Polaris recorded costs totaling $9.2 million, which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income (loss) metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the first quarter of 2026, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

Loss on Disposal Groups
For the first quarter of 2026, Polaris recorded a loss of $13.4 million related to the separation of its Indian Motorcycle business, and recorded impairment and other charges of $18.2 million related to certain other assets classified as held for sale. These charges were included as non-GAAP adjustments.

Additional Adjustments
For the first quarter of 2026, the Company recorded a $2.2 million non-cash impairment charge related to a strategic investment held by the Company. Additionally, the Company recorded charges of $22.5 million attributable to payments made in support of a distressed supplier. These charges were included as non-GAAP adjustments.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 10